Exhibit 10.1

SERIES B PREFERRED STOCK DIVIDEND AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of July 16, 2019, is entered into among ATRM Holdings, Inc., a Minnesota corporation (the “Company”), and the undersigned shareholders (each a “Holder” and collectively, the “Holders”).

WITNESSETH:

WHEREAS, the Company has issued to the Holders the respective number of shares of Series B Preferred Stock, par value $0.001 per share (the “Preferred Stock”) set forth on Exhibit A, pursuant to the Statement of Designation filed with the Secretary of State of the State of Minnesota (“Statement of Designation”);

WHEREAS, dividends on such shares have accrued through December 31, 2018 but not been paid (“Accrued Dividends”) in such amounts as are set forth on Exhibit A;

WHEREAS, the Company and each Holder have agreed, subject to and on the terms and conditions set forth in this Agreement, that the Company shall issue new shares (“Shares”) of the Preferred Stock of the Company to the Holders in such amounts as are set forth on Exhibit A in lieu of payment and in full satisfaction of such Accrued Dividends;

WHEREAS, the Company and each Holder have agreed to enter into this Agreement in contemplation of that certain Agreement and Plan of Merger by and among Digirad, Digirad Acquisition Corporation and the Company dated as of July 3, 2019 (the “Merger Agreement”); and

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I - ISSUANCE OF PREFERRED STOCK

Section 1.01. Authorization of Issue.  Prior to the Closing (as defined below), the Company has duly authorized the delivery of the Preferred Stock to the Holders of the Shares in lieu of the Accrued Dividends.

Section 1.02. Satisfaction of Accrued Dividends. Subject to the terms and conditions set forth in this Agreement, each Holder hereby agrees to accept at the Closing such number of Shares as set forth on Exhibit A and agrees that on such acceptance, each Holder hereby waives its entitlement to any Accrued Dividends.  All such Accrued Dividends shall be deemed satisfied upon issuance and delivery of the Preferred Stock.

Section 1.03. Voting and Support Agreement. Each Holder hereby agrees that the Shares issued pursuant to this Agreement shall be subject to the terms and conditions of that certain Voting and Support Agreement dated as of July 3, 2019, among Digirad Corporation (“Digirad”) and the Holders, and shall be deemed Shareholder Shares as defined therein.

ARTICLE II - CLOSING; DELIVERY

Section 2.01. Closing and Location. The closing of the Exchange (the “Closing”) shall take place as of the date hereof , at the offices of Husch Blackwell LLP, 4801 Main Street, Suite 1000, Kansas City, MO 64112, or such other place as shall be mutually agreed to by the Company and the Holders.

Section 2.02. Issuance. At or promptly following the Closing, the Company shall instruct its transfer agent or custodian to issue the Shares to the respective Holders on the books and records of the Company.

Section 2.03. Consummation of Closing. All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company. The Company represents and warrants to each Holder that the following statements are true, correct and complete as of the date hereof:

(a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

(b) Authorization. The Company has the necessary corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations, hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by the Board of Directors of the Company. This Agreement is the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) No Violation or Breach. Neither the execution and delivery of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, (i) will violate or cause a default under any judgment, order, writ or decree of any court or governmental authority applicable to the Company, (ii) breach or conflict with the provisions of the constituent documents of the Company, or (iii) violate, conflict with or breach any agreement, arrangement, document or instrument to which the Company is a party or by which it is bound.

(d) Approvals and Consents. The Company is not required to perform any act or obtain any consent, authorization, approval or order of, or make any filing or registration with, any court or governmental agency, or quasi-governmental agency commission, board, bureau, or instrumentality in order for it to execute, deliver or perform any of its obligations under this Agreement or to complete the Exchange in accordance with the terms hereof. Prior to the date hereof and as required under Section 6.2 of the Merger Agreement, the Company has received Digirad’s consent to issue the Shares to the Holders on the terms set forth in this Agreement.

(e) SEC Reporting and Compliance. None of the Company’s registration statements, proxy statements, information statements and reports filed with the Securities and Exchange Commission (“SEC”) since March 31, 2019, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(f) Shares Duly Issued. The Shares to be issued to each Holder in accordance with the terms hereof shall be, when issued, duly and validly issued, fully paid and nonassessable.

(g) Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Amended and Restated Articles of Incorporation or Bylaws, each as amended to date, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (A) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (B) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

Section 3.02. Representations and Warranties of the Holders. Each Holder, severally and not jointly, represents and warrants to the Company that the following statements are true, correct and complete as of the date hereof:

(a) Organization. Each Holder is a duly organized entity, validly existing and in good standing, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

(b) Authorization. Each Holder has the necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations, hereunder. The execution and delivery of this Agreement and the performance by each Holder of its obligations hereunder have been duly authorized by all necessary action on its part. This Agreement is the legally valid and binding obligation of each Holder, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) No Violation or Breach. Neither the execution and delivery of this Agreement, nor the consummation by each Holder of the transactions contemplated hereby, (i) will violate or cause a default under any judgment, order, writ or decree of any court or governmental authority applicable to each Holder, (ii) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational document) or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, but for that required under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended (the “Securities Act”), and other SEC and Financial Industry Regulatory Authority monitored regulations.

(e) Purchase Entirely for Own Account. Each Holder is acquiring the Shares for its own account, for investment purposes and not with a view to the distribution thereof, except in compliance with the Securities Act. Each Holder understands that the Shares issued to it may not be resold except pursuant to an effective registration statement filed under the Securities Act or pursuant to an exemption from registration thereunder.

(f) Investment Experience. Each Holder has such knowledge and experience in financial and business affairs that the Holder is capable of evaluating the merits and risks of an investment in the Shares. Each Holder is either a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Regulation D under the Securities Act, and was not organized for the purpose of acquiring the Shares. Each Holder has previously invested in securities similar to the Shares. In making its decision to invest in the Shares, each Holder has relied upon independent investigations made by the Holder and, to the extent believed by the Holder to be appropriate, the Holder’s representatives, including the Holder’s own professional, tax and other advisors. Each Holder and its representatives have been given the opportunity to examine documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of its investment in the Shares. Each Holder is able to bear the economic risk of its investment in the Shares and is presently able to afford the complete loss of such investment. Each Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the issuance of the Shares to the Holder without first having registered the Shares under the Securities Act.

(g) Restricted Securities. It has been advised by the Company that (i) the issuance of the Shares have not been registered under the Securities Act; (ii) the issuance of the Shares is intended to be exempt from registration under the Securities Act pursuant to either Rule 144A or Regulation D under the Securities Act; and (iii) there is no established market for the Shares, and it is not anticipated that there will be any active public market for the Shares in the foreseeable future. Each Holder is familiar with Rule 144 promulgated by the SEC under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

ARTICLE VI - MISCELLANEOUS

Section 6.01. Definitions. Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Certificate of Designation.

Section 6.02. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.03. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior agreements with respect thereto.

Section 6.04. Effectiveness; Amendments. This Agreement shall not become effective and binding on a party hereto unless and until a counterpart signature page to this Agreement has been executed and delivered by such party. Once effective, this Agreement may not be modified, amended or supplemented, except in a writing signed by the Company and the Holders.

Section 6.05. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by telecopier or e-mail shall be effective as delivery of a manually executed signature page of this Agreement.

Section 6.07. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

Section 6.08. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of the State of New York or of any other jurisdiction. The parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, jury trial and any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 6.09. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt) or (b) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party(ies) pursuant to this provision):

(a)	If to the Company, to:
ATRM Holdings, Inc.
5215 Gershwin Avenue N.
Oakdale, Minnesota 55128
Attention: Daniel M. Koch, President and Chief Executive Officer
Email: dkoch@atrmholdings.com

with a copy to (which copy shall not constitute notice):
Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, MO 64112
Attention: Steve Carman, Esq.
Email: steve.carman@huschblackwell.com

(b)	If to the Holders, to:
Lone Star Value Investors, LP
Lone Star Value Co-Invest I, LP
53 Forest Avenue, 1st Floor
Old Greenwich, Connecticut 06870
Attention: Mr. Jeffrey E. Eberwein
Email: je@lonestarvm.com and info@lonestarvm.com

Section 6.10. Specific Performance. Each party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which such party would not have an adequate remedy at law for money damages, and therefore each party hereto agrees that in the event of any such breach the other party may seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief (without the requirement to post bond or other security) in addition to any other remedy to which such party may be entitled, at law or in equity.

Section 6.11. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.12. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.13. Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who or which is not a party hereto, except with respect to Section 1.03, for which Digirad shall be a third party beneficiary and shall be entitled to the rights and benefits thereunder and may enforce the provisions of such Section 1.03 as if Digirad were a party to this Agreement.

Section 6.14. Representation by Counsel. Each Holder acknowledges that Husch Blackwell LLP represents the Company and does not, and did not, represent the Holders in connection with this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:	ATRM HOLDINGS, INC.

	By:	/s/ Daniel M. Koch
	Name:	Daniel M. Koch
	Title:	President and Chief Executive Officer

HOLDERS:	LONE STAR VALUE INVESTORS, LP

	By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Managing Member

LONE STAR VALUE CO-INVEST I, LP

	By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Managing Member

Exhibit A

Holder	Shares of Series B Preferred Stock Outstanding	Accrued Dividends through December 31, 2018	New Shares of Series B Preferred Stock to be issued in satisfaction of Accrued Dividends
Lone Star Value Investors, LP	222,577	$166,933	6,677.32
Lone Star Value Co-Invest I, LP	374,562	$280,922	11,236.88
TOTAL	597,139	$447,855	17,914.2